UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2023

BYLINE BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-38139	36-3012593
(Commission File Number)	(I.R.S. Employer Identification No.)

180 North LaSalle Street, Suite 300
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(773) 244-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 3, 2023, following the recommendation by its Governance and Nominating Committee, the Board of Directors of each of Byline Bancorp, Inc. (“Byline” or the “Company”) and Byline Bank appointed Carlos Ruiz Sacristán, age 74, as a Director of Byline and Byline Bank.

Mr. Ruiz Sacristán is currently a member of the Boards of Directors of: Southern Copper Corporation, a mining company; Constructora y Perforadora Latina, S.A. de C.V., a Mexican exploration and drilling company; Grupo Financiero Ve Por Mas, S.A., a Mexican bank; and the Diego Rivera and Frida Kahlo Museum. Mr. Ruiz Sacristán has held various distinguished positions in the Mexican government, including CEO of PEMEX, Mexico’s national oil company, and Secretary of Communications and Transportation of Mexico. Mr. Ruiz Sacristán was Chairman of the Board of Directors and Executive President of IEnova, the Mexican operating subsidiary of Sempra Energy from September 2012 to November 2018 and is currently a strategic advisor to the firm. He was Chief Executive Officer of Sempra North American Infrastructure Group from 2018 until September 2020. Mr. Ruiz Sacristán holds a Bachelor’s degree in business administration from the Anáhuac University in Mexico City, Mexico, and a Master's degree from Northwestern University in Evanston, Illinois.

There are no immediate family relationships between Mr. Sacristán and any other director or executive officer of the Company or Byline Bank nor are there any transactions between Mr. Sacristán or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission. There is no arrangement or understanding between Mr. Sacristán and any other persons or entities pursuant to which Mr. Sacristán was appointed as a director of the Company and Byline Bank.

Upon his appointment to the Boards, Mr. Sacristán is generally entitled as a non-employee director to participate in the Byline Bancorp, Inc. Director Compensation Program. As such, for 2023, Mr. Sacristán is entitled to receive a prorated portion of the annual director retainer of $100,000 and reimbursement of reasonable and substantiated out-of-pocket expenses incurred in connection with the performance of her duties as director. The Board committees to which Mr. Sacristán will be appointed have not yet been determined.

The Company’s press release announcing Mr. Sacristán's appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 4, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYLINE BANCORP, INC.

Date: October 4, 2023	By:	/s/ Robert R. Herencia
	Name:	Roberto R. Herencia
	Title:	Executive Chairman and CEO